United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

    Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

    Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material under Rule 14a-12

SCOLR Pharma, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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SCOLR Pharma, Inc.

19204 North Creek Parkway, Suite 100

Bothell, Washington 98011

April 26, 2010

Dear Stockholder:

This year’s annual meeting of stockholders will be held on June 10, 2010, at 3:00 p.m. local time at the Company’s headquarters, 19204 North Creek Parkway, Suite 100, Bothell Washington 98011. You are cordially invited to attend.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, accompany this letter.

It is important that you use this opportunity to take part in the affairs of SCOLR Pharma by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

A copy of SCOLR Pharma’s Annual Report to Stockholders is also enclosed for your information. Following completion of the scheduled business, we will report on SCOLR Pharma’s activities over the past year and our plans for the future. The board of directors and management look forward to seeing you at the annual meeting.

Sincerely yours,

Stephen J. Turner

President and Chief Executive Officer

SCOLR Pharma, Inc.

19204 North Creek Parkway, Suite 100

Bothell, Washington 98011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 10, 2010

To the Stockholders of SCOLR Pharma, Inc.:

Notice is hereby given that the annual meeting of the stockholders of SCOLR Pharma, Inc., a Delaware corporation, will be held on June 10, 2010, at 3:00 p.m. local time at the Company’s headquarters, 19204 North Creek Parkway, Suite 100, Bothell, Washington 98011, for the following purposes:

1.	To elect six directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified.

2.	To ratify the appointment of Grant Thornton LLP as our independent audit firm for the fiscal year ending December 31, 2010.

3.	To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on April 13, 2010, are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 19204 North Creek Parkway, Suite 100 Bothell, Washington 98011.

By order of the Board of Directors,

Stephen J. Turner

President and Chief Executive Officer

Bothell, Washington

April 26, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 10, 2010.

Pursuant to rules promulgated by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a notice of annual meeting, proxy card and 2009 Annual Report to Shareholders, and by notifying you of the availability of our proxy materials on the Internet. The notice of annual meeting, proxy statement, proxy card and 2009 Annual Report to Shareholders are available at www.scolr.com/annualmeeting. In accordance with the SEC rules, the materials on the site are searchable, readable and printable and the site does not have “cookies” or other tracking devices which identify visitors. You are cordially invited to attend the meeting. The meeting is located 19204 North Creek Parkway, Suite 100, Bothell, Washington 98011. Directions to the meeting location are available at www.scolr.com/contact_info.php.

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BANK, BROKER OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM SUCH BANK, BROKER OR OTHER NOMINEE.

SCOLR Pharma, Inc.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

JUNE 10, 2010

SCOLR Pharma, Inc.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

JUNE 10, 2010

The accompanying proxy is solicited by the Board of Directors of SCOLR Pharma, Inc., a Delaware corporation (the “Company”), for use at its 2010 annual meeting of stockholders or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy are being mailed to stockholders on or about April 26, 2010.

Date, Time and Place of Meeting. This year’s annual meeting of stockholders will be held on June 10, 2010, at 3:00 p.m. local time at the SCOLR Pharma, Inc. offices, 19204 North Creek Parkway, Suite 100, Bothell, 98011.

SOLICITATION AND VOTING

Voting Securities.    Only stockholders of record as of the close of business on April 13, 2010, will be entitled to vote at the meeting and any adjournment or postponement thereof. As of April 13, 2010, we had 49,572,555 shares of common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of common stock held by him or her. Our bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Except as noted below, votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Broker Non-Votes.    A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. The election of directors is considered a non-routine matter and brokers may not vote shares held in street name for their customers in relation to this item of business. The ratification of the appointment of our independent auditors is considered a routine matter and brokers will be permitted to vote shares held in street name for their customers.

Any shares represented but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes cast for the election of directors. Any shares represented but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposal to ratify the appointment of the independent registered public accountant will have the same effect as a vote against such proposal.

Solicitation of Proxies.    We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail, we (through our employees) will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and may reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and other third parties to solicit proxies, personally or by telephone, without additional compensation.

Voting of Proxies.    All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal.

Proxy Revocation.    A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Secretary of SCOLR Pharma a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. However, if a stockholder’s shares are held of record by a bank, broker or other nominee, the stockholder must first obtain a proxy issued in his or her name from such bank, broker or other nominee before voting the shares in person at the meeting.

Principal Executive Offices.    Our principal executive offices are located at 19204 North Creek Parkway, Suite 100 Bothell, Washington 98011. Our corporate website is http://www.scolr.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our bylaws provide that the board of directors shall consist of between four and twelve members, with the specific number to be established by resolution of the board of directors. The authorized number of directors is currently set at six.

Our nominating and corporate governance committee has nominated for election by the stockholders four current members of the board of directors: Herbert L. Lucas, Jr., Wayne L. Pines, Jeffrey B. Reich, and Michael N. Taglich. In addition, our nominating and corporate governance committee has nominated for election by the stockholders two new nominees to the board of directors: Marylou W. Arnett and Carl J. Johnson. If elected, the nominees will serve as directors until our annual meeting of stockholders in 2011 and until their respective successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominees as we may designate.

The following sets forth our current directors and director nominees, and information concerning their ages and background:

Name	Principal Occupation	Age	Director Since
Marylou W. Arnett	Chief Operating Officer of Scerene Healthcare	46	—
Carl J. Johnson	Retired pharmaceutical executive	61	—
Herbert L. Lucas, Jr.	Private Investor	83	1991
Wayne L. Pines	FDA-related Regulatory and Media Consultant	66	2004
Jeffrey B. Reich	Vice President of Cramer, Rosenthal & McGlynn	48	2007
Michael N. Taglich	President of Taglich Brothers, Inc.	44	2003

Marylou W. Arnett is the co-founder and Chief Operating Officer for Scerene Healthcare. She previously served in various roles at Adams Respiratory Therapeutics from 2004 to 2008 including Senior Vice President, Marketing and Advertising. From 2002 to 2004, Ms. Arnett served as President for Quotonset Partners, LLC. Previously, she held various roles, including Senior Product Manager/Director at Pfizer, Inc. (formerly Warner Lambert Co.) from 1990 to 2000. [She does not serve and has not served in the last five years on the board of any publicly held company.] Ms. Arnett received a B.A. degree in History from Yale University and an M.B.A. degree from Columbia University Graduate School of Business. The board of directors determined that Ms. Arnett has the requisite experience and expertise to be a director of SCOLR Pharma, Inc. Her significant experience in management, marketing, and advertising in the healthcare and pharmaceutical industries will allow her to provide valuable insight to the board of directors and management on these topics.

Carl J. Johnson is a retired pharmaceutical executive. From 2001 to 2008, he served as President and Chief Executive Officer of Matrixx Initiatives, Inc. Mr. Johnson also served as Vice President, Commercial Development for Perrigo Company from 1993 to 2001. Prior to that he served in other sales and marketing roles including 16 years at Johnson & Johnson in both consumer and professional healthcare products. He currently serves as Vice Chairman and Director for the Phoenix Rescue Mission, and as a Director for St. Joseph the Worker and Westminster Village. He received his B.S. degree in Economics from Wagner College and his

M.B.A. degree from Fairleigh Dickinson University. The board of directors determined that Mr. Johnson has the requisite experience and expertise to be a director of SCOLR Pharma, Inc. His extensive background in product development and the healthcare industry will allow him to provide insight to the board of directors and management in relation to these matters.

Herbert L. Lucas, Jr., has managed his family investment business since 1982. He has served on the boards of various financial and business institutions including Wellington Trust Company, Arctic Alaska Fisheries, Inc., and Sunworld International Airways, Inc. Mr. Lucas has served as Trustee of The J. Paul Getty Trust, the Los Angeles County Museum of Art, The Morgan Library, and Winrock International Institute for Agricultural Research and Development. He was formerly a member of the Board of Trustees of Princeton University. From 1972 to 1981, he served as president of Carnation International in Los Angeles and as a director of the Carnation Company. Mr. Lucas currently does not serve and has not served during the past five years on the boards of any publicly held companies other than SCOLR Pharma, Inc. Mr. Lucas received a B.A. degree in History from Princeton University and an M.B.A. degree from the Harvard University Graduate School of Business Administration. The board of directors determined that Mr. Lucas has the requisite experience and expertise to be a director of SCOLR Pharma, Inc. His business, financial and corporate governance background enables him to provide insight to the board of directors and management in relation to such matters.

Wayne L. Pines, is an international consultant on FDA-related regulatory and media issues and on corporate crisis management. Since 1993, he has been President of Regulatory Services and Healthcare at APCO Worldwide, a public affairs firm in Washington, D.C. Prior to that, Mr. Pines was executive vice president of Burson-Martseller, an international public relations agency. Mr. Pines served for ten years at the FDA as Chief of Consumer Education and Information, Chief of Press Relations and Associate Commissioner of Public Affairs. He is also a member of the board of Excel Life Sciences and MyCareTeam.com, and in the non-profit sector is Chairman of the Board of MedStar Research Institute and President of the Alliance for a Stronger FDA. A frequent lecturer at educational conferences, he has authored or edited a dozen books on FDA-related issues, medical advertising regulation and crisis management. Mr. Pines is a graduate of Rutgers University. The board of directors determined that Mr. Pines has the requisite experience and expertise to be a director of SCOLR Pharma, Inc. His regulatory and medical experience allows him to provide us with insight regarding laws and regulations that affect us and the industry in which we operate. Mr. Pines currently does not serve and has not served during the past five years on the boards of any publicly held companies other than SCOLR Pharma, Inc.

Jeffrey B. Reich, M.D., is a Vice President at the investment advisory firm of Cramer, Rosenthal & McGlynn (CRM), serving as a healthcare portfolio manager in the firm’s investment group. Prior to CRM, Dr. Reich was a principal at Merlin Bio Med Group. Dr. Reich also serves on the board of directors of Neurologix, Inc., a development-stage company engaged in the research and development of proprietary treatments for disorders of the brain and central nervous system utilizing gene therapies. He earned his B.A. from Binghamton University and his M.D. from Weill Medical College of Cornell University in 1987, where he was also an Assistant Clinical Professor in the Department of Neurology and Neuroscience for 10 years. The board of directors determined that Dr. Reich has the requisite experience and expertise to be a director of SCOLR Pharma, Inc. His medical education and research experience, along with his industry knowledge and experience, allow him to provide us with valuable understanding related to our industry and technologies.

Michael N. Taglich, has served as president and co-founder of Taglich Brothers, Inc., a NASD broker-dealer focused on public and private micro cap companies, since 1992. From 1987 to 1992, Mr. Taglich served as vice president at Weatherly Securities. Mr. Taglich earned a B.S. from New York University. Mr. Taglich has served as Chairman of our board of directors since joining the board in 2003. The board of directors determined that Mr. Taglich has the requisite experience and expertise to be a director of SCOLR Pharma, Inc. His experience in management, financial matters, and capital formation allows him to act as a liaison between board members and executives, and enables him to provide the board of directors and management with valuable insight in these areas. Mr. Taglich has also served as Chairman of the board of directors of Air Industries, a publicly held company, since 2008.

Vote Required and Board of Directors’ Recommendation

If a quorum is present and voting, the six nominees for director receiving the highest number of votes will be elected as members of the board of directors. Abstentions and broker non-votes will each be counted for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE NAMED ABOVE.

CORPORATE GOVERNANCE

Director Independence

The board of directors has determined that Messrs. Lucas and Pines, and Dr. Reich are “independent directors” within the meaning of the rules of the NYSE Amex Exchange. Messrs. Caudill and Weaver were also “independent directors” during 2009. Dr. Morra is not considered independent because he was an executive officer of SCOLR Pharma until August 28, 2009, former director Dr. Fassihi was not considered independent because he received compensation for consulting services provided to SCOLR Pharma, and Mr. Taglich is not considered independent because he is the president and a principal shareholder of Taglich Brothers. Taglich Brothers has acted as a financial advisor, and placement agent for several of our stock offerings. Mr. Weaver and Dr. Fassihi each resigned on March 31, 2009, and Mr. Caudill will not stand for reelection to the board in 2010. It is anticipated that Ms. Arnett and Mr. Johnson will be designated as independent directors; however the Board of Directors has not yet made a determination with respect to their independence.

Board Meetings and Committees

The board of directors held 16 meetings of the full board and one meeting of the independent directors during the fiscal year ended December 31, 2009. The board of directors has a standing audit committee, compensation committee and nominating and corporate governance committee. Committee assignments are re-evaluated periodically and approved by the board of directors as needed. During the last fiscal year, no director attended fewer than 88% of the total number of meetings of the board and all of the committees of the board on which such director served during that period.

Audit Committee.    During 2009, the members of the audit committee, established in accordance with section 3(a)(58)(A) of the Exchange Act, were Herbert L. Lucas, Jr. (Chairman), Randall L-W Caudill, and Jeffrey B. Reich. The board of directors has determined that each member of the audit committee satisfies all applicable independence and experience requirements of the NYSE Amex Exchange and the SEC for audit committee membership and that each member of the audit committee is qualified as an “audit committee financial expert” as defined by the SEC. Mr. Caudill will not stand for election at the 2010 annual meeting.

The audit committee acts pursuant to a written charter adopted by the board of directors. The audit committee charter is available on our corporate website, www.scolr.com. The audit committee retains our independent auditors, reviews their independence, reviews and approves any fee arrangements, oversees their audit work, reviews and pre-approves any non-audit services that may be performed by them, reviews the adequacy of accounting and financial controls, reviews our critical accounting policies and reviews and approves any related party transactions. The audit committee held five meetings during 2009.

Compensation Committee.    During 2009, the members of our compensation committee were Mr. Caudill (Chairman), Mr. Lucas, Mr. Pines, and Dr. Reich. The board of directors has determined that each member of the compensation committee satisfies all applicable independence and experience requirements of the NYSE Amex Exchange and the SEC for compensation committee membership and as outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Caudill will not stand for election at the 2010 annual meeting.

The compensation committee acts pursuant to a written charter adopted by the board of directors. The compensation committee determines all compensation for our chief executive officer, including incentive-based and equity-based compensation. In addition, the compensation committee reviews and approves salary and bonus levels for other executive officers and approves stock option grants to executive officers. The compensation committee held three meetings during 2009.

Agendas for the meetings of the compensation committee are determined through a collaborative process involving the committee chairman and the chief executive officer. Committee meetings are usually attended by the chief executive, and financial officer, who are excused from the meeting when the committee discusses their individual compensation or performance and during other executive sessions of the committee.

No compensation consultants were engaged during 2009.

Nominating and Corporate Governance Committee.    The current members of the nominating and corporate governance committee are Mr. Pines (Chairman), Mr. Lucas, and Dr. Reich. The nominating and corporate governance committee acts pursuant to a written charter adopted by the board of directors. The nominating and corporate governance committee identifies individuals qualified to become members of the board of directors, selects or recommends to the board of directors director nominees for each election of directors, develops and recommends to the board of directors criteria for selecting qualified director candidates, considers committee member qualifications, appointment and removal, and provides oversight in the evaluation of the board of directors and each committee. The nominating and corporate governance committee held two meetings during 2009.

Independent Director Meetings

Non-management directors generally meet in executive session without management present at each regularly scheduled meeting of the board of directors. Mr. Pines has been designated by the board of directors to act as the lead director for such meetings of the independent directors.

Director Nominations

When considering the nomination of a candidate for election to the board of directors, the nominating and corporate governance committee generally reviews the results of an evaluation performed by the board of directors and each committee regarding the various skills, background, experience and expected contribution and qualifications of the candidate. In this regard, the nominating and corporate governance committee concerns itself with the composition of the board of directors with respect to depth of experience, balance of professional interests, required expertise and other factors. The nominating and corporate governance committee evaluates prospective nominees on its own initiative or as referred to it by the board of directors, management, stockholders or external sources. The nominating and corporate governance committee does not have a specific policy with regard to the consideration of diversity, but rather considers diversity to be one of the many factors to evaluate in assessing a nominee.

Our stockholders may nominate candidates for election as directors if they follow the procedures and conform to the deadlines specified in our bylaws. The complete description of the requirements for stockholder nomination of director candidates is contained in the bylaws. In summary, a stockholder desiring to nominate one or more candidates for election at our next annual meeting must submit written notice of such nomination to our corporate secretary not less than 90 days in advance of the third Monday in May. The deadline for submission of any director nominations by our stockholders for the next annual meeting is also set forth in the proxy statement for each annual meeting.

Any stockholders nominating candidates for election to the board of directors are also required to provide the following information with respect to their nominees:

•	the stockholder’s name and address;

•	a representation that the stockholder is entitled to vote at the annual meeting and a statement of the number of shares beneficially owned by the stockholder;

•

a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder;

•	any other information relating to each nominee that would be required to be disclosed in a proxy statement filed pursuant to the SEC’s proxy rules; and,

•	the consent of each nominee to serve as a director if so elected.

Evaluation of any recommendations by stockholders of director candidates is the responsibility of our nominating and corporate governance committee under its charter. Stockholders may submit in writing recommendations for consideration by the nominating and corporate governance committee to the attention of our corporate secretary at 19204 North Creek Parkway, Suite 100, Bothell Washington 98011. Recommendations should contain a detailed discussion of the qualifications of each recommended candidate and any other material information the stockholder wants the nominating and corporate governance committee to consider.

Communications with Directors

Any stockholder wishing to communicate with any of our directors regarding SCOLR Pharma may write to the director, c/o Corporate Secretary, 19204 North Creek Parkway, Suite 100, Bothell, Washington 98011. Any such correspondence should indicate that the sender is a stockholder of SCOLR Pharma. Our corporate secretary will forward all communications to the director or directors to whom it is addressed as soon as practicable, although communications that are primarily commercial in nature, abusive, in bad taste or that present safety or security concerns may be handled differently. The independent directors of the board of directors review and approve the stockholder communication process periodically to ensure effective communication with stockholders.

Director Attendance at Annual Meetings

We believe that annual meetings provide an opportunity for stockholders to communicate with members of our board of directors. We will make every effort to schedule the annual meeting of stockholders at a time and date to maximize attendance by directors taking into account the directors’ schedules. All of our directors are encouraged to attend the annual meeting of stockholders. We will reimburse all reasonable out-of-pocket traveling expenses incurred by our directors attending the annual meeting. All of our directors then serving as members of the board of directors attended the 2009 annual meeting of stockholders.

Code of Business Conduct

The board of directors has adopted a code of business conduct that applies to all of our employees, officers and directors. The code of business conduct is available on our website at www.scolr.com. Any substantive amendment or waiver of the code of business conduct for executive officers or directors may be made only by the audit committee, and we intend to disclose any such amendment or waiver on our website.

Corporate Governance Materials

The board of directors has adopted a written charter for each of the committees described above. Links to these materials are available on our website at www.scolr.com.

Board Leadership Structure

We believe that oversight is best achieved through the separation of the Chairman of the Board and the Chief Executive Officer positions. Mr. Taglich serves as the Chairman, and Mr. Turner serves as President and

Chief Executive Officer of the Company Mr. Taglich oversees the Company broadly, leads the meetings of our board of directors, and provides guidance to the Chief Executive Officer. Mr. Turner’s role as our Chief Executive Officer puts him in charge of oversight of the day-to-day operations of the business. We believe that the separation of the Chairman and Chief Executive Officer is important to achieve a balance of oversight that is favorable to the Company.

Board Role in Risk Oversight

As specified by the audit committee’s charter, the audit committee is tasked with implementing a code of conduct and reviewing the conduct alleged to be in violation of the code. It also reviews with senior management of the Company any report on significant deficiencies in the design or operation of the internal controls that could adversely affect the Company’s ability to deal appropriately with risks as they arise. The audit committee is also tasked with reporting to the board. The full board then considers areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks, and acts as necessary to manage such risks.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee are or have been an officer or employee of SCOLR Pharma. During 2009, none of our executive officers served on the compensation committee or board of directors of another entity, any of whose executive officers served on our compensation committee or board of directors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee has selected Grant Thornton LLP as independent auditors to audit our financial statements for the fiscal year ending December 31, 2010. Grant Thornton LLP has served as our independent auditors since 1996. A representative of Grant Thornton LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Grant Thornton LLP as our independent auditors is not required by our bylaws or otherwise. However, we are submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in our best interests.

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2009 and 2008, by Grant Thornton LLP.

	Fiscal 2009	Fiscal 2008
Audit Fees(1)	$141,800	$158,260
Audit-Related Fees(2)	—	—
Tax Fees(3)	9,875	17,086
All Other Fees(4)	—	—

(1)	Audit fees represent amounts billed for each of the years presented for professional services rendered in connection with (i) the audit of our annual financial statements, (ii) the review of our quarterly financial statements, or (iii) those services normally provided in connection with statutory and regulatory filings or engagements including comfort letters, consents and other services related to SEC matters. This information is presented as of the latest practicable date for this proxy statement.

(2)	Audit-related fees represent amounts we were billed in each of the years presented for assurance and related services that are reasonably related to the performance of the annual audit or quarterly reviews. This category primarily includes services relating to internal control assessments and accounting-related consulting. Grant Thornton LLP rendered no such services during the last two years.
(3)	Tax fees represent amounts we were billed in each of the years presented for professional services rendered in connection with tax compliance, tax advice, and tax planning.
(4)	All other fees represent amounts we were billed in each of the years presented for services not classifiable under the other categories listed in the table above.

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the audit committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal at the annual meeting of stockholders, as well as the presence of a quorum representing a majority of all our outstanding shares of common stock, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF GRANT THORNTON LLP AS SCOLR PHARMA’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

REPORT OF THE AUDIT COMMITTEE

The audit committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Grant Thornton LLP is responsible for performing an independent audit of our financial statements in accordance with generally accepted accounting principles in the United States and to issue a report on its audit.

During 2009, the members of the audit committee were Herbert L. Lucas, Jr. (Chairman), Randall L-W. Caudill, and Jeffrey B. Reich. The board of directors has determined that each member of the audit committee satisfies all applicable independence and experience requirements of the NYSE Amex Exchange and the SEC for audit committee membership and that each member of the audit committee is qualified as an “audit committee financial expert” as defined by the SEC. Mr. Caudill will not stand for election at the 2010 annual meeting.

The audit committee acts pursuant to a written charter adopted by the board of directors. The audit committee retains our independent auditors, reviews their independence, reviews and approves any fee arrangements with our auditors, oversees their audit work, reviews and pre-approves any non-audit services that may be performed by them, reviews the adequacy of accounting and financial controls, reviews our critical accounting policies and reviews and approves any related party transactions.

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2009 with management and with our independent auditors. The audit committee has also reviewed and discussed with our independent auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The audit committee has met with Grant Thornton LLP, with and without management present, to discuss the overall scope of Grant Thornton LLP’s audit, the results of its examinations, its evaluations of our internal controls, and the overall quality of our financial reporting.

The audit committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the audit committee concerning independence, and has discussed with Grant Thornton LLP Grant Thornton LLP’s independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that SCOLR Pharma’s audited financial statements be included our annual report on Form 10-K for the fiscal year ended December 31, 2009.

AUDIT COMMITTEE

Herbert L. Lucas (Chairman)

Randall L-W. Caudill

Jeffrey B. Reich

EXECUTIVE OFFICERS

Our executive officers are generally elected annually at the meeting of our board of directors held in conjunction with the annual meeting of stockholders. The following sets forth each of our current executive officers and information concerning his age and background as of April 1, 2010:

Name	Position	Age	Position Since
Stephen J. Turner	President and Chief Executive Officer	39	2009
Richard M. Levy	Vice President of Finance and Chief Financial Officer	51	2005

Stephen J. Turner is our President and Chief Executive Officer. Mr. Turner was appointed President and Chief Executive Officer on August 28, 2009, and has worked for us since the fall of 1999 where he was primarily responsible for the commercialization and application of our CDT platforms. In 2003, Mr. Turner was promoted to our Vice President and Chief Technical Officer. In addition to Mr. Turner’s involvement in our growth and application of our technology platforms, he is named on one issued patent, has contributed to numerous additional patent filings, has published articles in industry related publications, and has presented his research findings at numerous academic seminars and symposia. Mr. Turner holds a B.S. in biology with a minor in geochemistry from Western Washington University.

Richard M. Levy has been our Chief Financial Officer and Vice President of Finance since 2005. Mr. Levy has experience as a chief financial officer, controller, consultant and auditor. Before joining us, Mr. Levy served as a consultant for two years to several companies including SCOLR Pharma. Prior to that, he served as the CFO for a major business unit and as corporate controller for Washington Mutual Bank. Mr. Levy also worked for Bank of America in various capacities for seven years. His experience at Bank of America included serving as the senior vice president and controller of Bank of America Texas, and coordinating all accounting activities and acting as chief financial officer for newly acquired businesses from the Resolution Trust Corporation (RTC). His work at Bank of America also included international financial management experience in its international private banking and world banking divisions. His corporate financial duties also included serving as director and as chief financial officer of various Bank of America subsidiaries. Mr. Levy earned his B.A. in business economics and accounting from the University of California, Santa Barbara and is licensed as a C.P.A.

EXECUTIVE COMPENSATION

2009 Executive Compensation and Related Information

The following tables, narratives and footnotes describe the total compensation and benefits of the persons named in our summary compensation table, which we refer to as our “named executive officers” for fiscal 2009.

2009 Compensation for our Chief Executive Officer

Our former President and Chief Executive Officer, Dr. Bruce S. Morra, resigned on August 28, 2009. His base salary in fiscal 2009 was $367,500 and he received a monthly car allowance of $500, paid vacation for four weeks and other customary benefits. In connection with Dr. Morra’s resignation, the Company entered into a Separation and Release Agreement with Dr. Morra which provided for payments of $367,500 salary; $52,850 bonus; continuation of health benefits for 12 months of $17,000; payout of earned personal time off of $16,917; reimbursement of legal expenses related to negotiation of a separation and leave agreement of $6,385; and car allowance for 12 months of $6,000. Dr. Morra agreed to defer receipt of $213,174 of total severance until 2010; the payments will be made in six equal monthly installments beginning January 2010. The six monthly cash payments were accrued and the expense is included in our results of operations for the year ended December 31, 2009. In addition, the Agreement provided for the acceleration of vesting of 125,000 outstanding stock options granted to Dr. Morra on January 30, 2009, and the issuance of 214,285 shares of common stock to Dr. Morra on January 4, 2010. The Separation and Release Agreement includes a waiver and release of certain claims by the parties. Dr. Morra continued to serve as a member of our board of directors following his resignation as Chief Executive Officer.

Mr. Stephen J. Turner was appointed President and Chief Executive Officer effective August 28, 2009. His base salary at the time of his appointment was $252,788. He also receives paid vacation for four weeks and other customary benefits. Effective November 1, 2009, Mr. Turner voluntarily reduced his base salary to $175,000 forgoing $12,965 cash compensation in 2009. In exchange for his voluntary salary reduction, on October 28, 2009, Mr. Turner was awarded 300,000 immediately vested and exercisable stock options, priced at $0.48 per share. For all other purposes set forth in his employment agreement with us, including target amounts related to bonus compensation and potential severance payments, base salary as defined in his employment agreement, shall continue at $252,788.

2009 SUMMARY COMPENSATION TABLE

Name and Principle Position	Year	Salary ($)		Bonus ($)		Stock Awards ($) (1)		Option Awards ($) (1)	All Other Compensation ($) (2)		Total ($)
Bruce S. Morra (3)	2009	$214,380		$52,850	(3)	$154,285	(8)	$217,635	$489,833	(3)	$1,128,983
President and Chief Executive Officer

Stephen J. Turner (4)	2009	239,823	(5)					271,291	10,792	(10)	521,906
President and Chief Executive Officer	2008	252,788				12,225		114,643	3,875		383,561

Richard M. Levy	2009	213,078	(6)					241,185	26,018	(9)	480,281
Vice President of Finance and Chief Financial Officer	2008	226,800				21,930		102,652	4,537		355,919

Alan M. Mitchel	2009	286,974						80,858	298,236	(7)	666,068
Senior Vice President of Business and Legal Affairs and Chief Legal Officer	2008	295,936				25,800		141,688	4,600		468,024

(1)	Valuation based on the aggregate grant date fair value of awards granted and modified during the fiscal year pursuant to the Topic 718 of the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) The assumptions used with respect to the valuation of option grants are set forth in Note 13 to our consolidated financial statements. The grant date fair values were developed solely for the purpose of comparative disclosure in accordance with Securities and Exchange rules using the same valuation model and assumptions as applied for purposes of our financial statements for the year ended December 31, 2009 and are not intended to predict future performance or future prices of our stock. The ultimate values of these stock options will depend on our future performance and the future market price of our common stock and cannot be forecast with reasonable accuracy.
(2)	Except as otherwise indicated, consists of matching contributions to the SCOLR Pharma 401(k) Plan.
(3)	Dr. Morra resigned from his position as President and Chief Executive Officer on August 28, 2009. His contractual severance payments totaled $466,652, including a bonus of $52,850. Other Compensation received in 2009 unrelated to severance includes: relocation benefits (including tax-gross up) of $50,000; payment of $15,864 related to his consulting agreement from the period January 14, 2009 to January 29, 2009; director compensation of $6,667; and car allowance of $3,500.
(4)	Mr. Turner was appointed President and Chief Executive Officer on August 28, 2009.
(5)	Effective November 1, 2009, Mr. Turner voluntarily reduced his salary from $252,788 to $175,000, forgoing $12,965 cash compensation in 2009. In exchange for his voluntary salary reduction, Mr. Turner was awarded 300,000 immediately vested and exercisable stock options, priced at $0.48 per share. Also see “Employment Contract” disclosure below.
(6)	Effective November 1, 2009, Mr. Levy voluntarily reduced his salary from $226,800 to $175,000, forgoing $8,633 cash compensation in 2009. In exchange for his voluntary salary reduction, Mr. Levy was awarded 300,000 immediately vested and exercisable stock options, priced at $0.48 per share. Also see “Employment Contract” disclosure below.

(7)	Mr. Mitchel resigned from his position on December 18, 2009 and received a severance payment of 87.5% of his annual salary, or $258,903, paid in accordance with his employment agreement, and payout of earned personal time off of $13,918. In addition, Mr. Mitchel will receive continuation of health benefits for 12 months at the Company’s expense. All Other Compensation also includes the payout of earned personal time off of $19,915, paid prior to and unrelated to Mr. Mitchel’s resignation, and 401K company match of $5,500.
(8)	Valuation based on the grant date fair value of stock award classified as a liability pursuant to FASB ASC Topic 718.
(9)	Includes the payment of earned personal time off of $21,330 and 401K company match of $4,688.
(10)	Includes tuition reimbursement of $6,667 and 401K company match of $4,125.

Employment Contracts

In connection with his appointment as President and Chief Executive Officer, Dr. Morra entered into an Employment Agreement with us dated January 30, 2009. Our agreement with Dr. Morra had an initial term of 12 months and was extendable by agreement of the parties. Under the agreement, Dr. Morra received a base salary for the 12 month term of $367,500. The agreement also provided for a monthly car allowance of $500, paid vacation of four weeks per year, relocation payment (including tax gross-up) of $50,000 and other customary benefits.

On the date of his appointment Dr. Morra was awarded stock options exercisable for 500,000 shares of our common stock at $0.66 per share. One-half of the options subject to the award immediately vested and became exercisable, 25% of the options subject to the award vested and became exercisable on June 18, 2009, and the remaining 25% of the options subject to the award were scheduled to vest and become exercisable on January 18, 2010, provided Dr. Morra continued to serve as Chief Executive Officer on each such vesting date. Additionally, we agreed to issue to Dr. Morra 214,285 shares of common stock on January 2, 2010, subject to the availability of such shares under our 2004 Equity Incentive Plan (the “Plan”). Such shares were issued as scheduled.

On August 28, 2009, we entered into a Separation and Release Agreement with Dr. Morra in connection with his termination as President and Chief Executive Officer. Pursuant to the Separation and Release Agreement, we agreed to pay Dr. Morra severance, the details of which are outlined in the disclosure above of 2009 Compensation for our Chief Executive Officer. The payment of these severance amounts represents full settlement of all amounts that would have been due to Dr. Morra under his employment agreement with us dated January 30, 2009. The Separation and Release Agreement also includes a waiver and release of certain claims by the parties. Dr. Morra continued to serve as a member of our board of directors after his termination as Chief Executive Officer.

We entered into an employment agreement with Alan Mitchel, our former Senior Vice President and Chief Legal Officer, effective January 10, 2005, which provided that he serve as senior vice president of business and legal affairs and chief legal officer indefinitely, subject to termination as provided in the agreement. The agreement provided for the payment of a base salary of $245,000 per year (subsequently increased to $295,889 per year), with annual reviews and possible increases in subsequent years. Mr. Mitchel was eligible to receive an annual bonus of up to 50% percent of his base salary (as adjusted from time to time) based on the achievement of certain objectives approved by the compensation committee of board of directors in its discretion; including a provision that there has been a minimum gain in our market capitalization of 20% for the year under consideration for payment of a bonus.

Effective December 18, 2009, in connection with our efforts to reduce our continuing operating expenses, Mr. Mitchel was terminated “without cause” as defined in his employment agreement with us. Pursuant to the termination clause of his employment agreement, Mr. Mitchel received severance as detailed in the 2009 Summary Compensation Table. The payment of these severance amounts represents full settlement of all amounts that would have been due to Mr. Mitchel under his employment agreement dated January 10, 2005. Also pursuant to the termination clause of Mr. Mitchel’s employment agreement, 216,001 outstanding unvested stock options became fully vested. Additionally, on December 18, 2009, we entered into a Waiver and Release of Claims agreement with Mr. Mitchel.

We entered into employment agreements with Richard M. Levy, Vice President of Finance and Chief Financial Officer, and Stephen J. Turner, President and Chief Executive Officer on April 14, 2008, which replaced prior agreements for each of them. The new agreements provide that Messrs. Levy and Turner will continue serving in their current executive positions on an at will basis at a base salary of $226,800 and $252,800, respectively. Mr. Levy and Mr. Turner will be eligible to receive an annual bonus up to 35% of their respective base salaries (as adjusted from time to time) based on the achievement of certain objectives approved by the board of directors in its discretion. We may terminate either agreement for “cause” without notice or compensation to the executive, except for unpaid base salary and other benefits already earned. If we terminate the agreement “without cause,” or if the executive resigns for “good reason,” the executive will receive a lump sum payment equal to 87.5% of his then current base salary, a bonus equal to 35% of such base salary, accelerated vesting of any unvested stock options, and continued medical coverage at our expense for up to one year. Effective November 1, 2009, Mr. Levy and Mr. Turner voluntarily reduced their salaries to $175,000 annually from $226,800 and $252,788, respectively. For all other purposes of the respective employment agreements, such as bonus compensation and potential severance payments, the amount of the “Base Salary” shall continue as set forth in the individual Employment Agreement.

Stock Option Modifications

On October 28, 2009, in connection with the agreement by Messrs. Levy and Turner to voluntarily reduce their cash compensation, we agreed to modify the post-termination exercise period of previously issued and outstanding stock options granted to each such officer under our 2004 Equity Incentive Plan and 1995 Stock Option Plan. Under the terms of the modification, the post-termination exercise period was extended from ninety-days after termination of employment, to two years after termination of employment, regardless of the reason for termination, provided however, that no such stock option is exercisable beyond its scheduled contractual expiration date. The modification also applies to subsequently granted options. The modification for Mr. Levy’s previously issued and outstanding awards affected 298,000 options and resulted in incremental compensation of $39,040. The modification for Mr. Turner’s previously issued and outstanding awards affected 561,498 options and resulted in incremental compensation of $69,146.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of December 31, 2009:

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009

	Option					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) (1) Unexercisable		Exercise Price ($)	Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Bruce S. Morra (5)	39,860	7,223	(2)	$2.29	8/9/2017	214,285	$102,857
	17,500	—		1.17	6/5/2018
	500,000	—	(4)	0.66	1/29/2019

Stephen J. Turner	23,000	—		0.66	2/8/2011	9,500	$4,560
	15,000	—		0.56	5/23/2011
	50,000	—		1.05	5/14/2013
	55,000	—		3.15	4/14/2014
	60,000	—		4.80	12/5/2014
	60,000	—		5.70	4/27/2016
	19,999	10,001	(1)	1.25	12/9/2017
	51,999	52,001	(2)	1.17	6/3/2018
	86,706	—	(4)	0.81	12/4/2018
	500,000		(4)	0.48	10/28/2019

Richard M. Levy	150,000	—	(3)	4.49	12/14/2015	17,000	$8,160
	36,666	18,334	(1)	1.25	12/9/2017
	46,499	46,501	(2)	1.17	6/3/2018
	77,792	—	(4)	0.81	12/4/2018
	500,000		(4)	0.48	10/28/2019

(1)	The option vests with respect to 1/3 of the underlying shares on the first anniversary of the date of grant, and with respect to 1/36 of the shares each month thereafter.
(2)	The option vested with respect to 1/36 of the underlying shares on the initial vesting date of grant, and with respect to 1/36 of the shares each month thereafter.
(3)	The option vested with respect to 25,000 of the underlying shares on the date of grant, with the remaining option vesting at the rate of 1/3 of the underlying shares on the first anniversary of the date of grant and 1/36 of the shares each month thereafter.
(4)	The options were fully vested at the time of the grant.
(5)	Dr. Morra resigned from his position as Chief Executive Officer on August 28, 2009 and has one year from the date of his termination to exercise any vested stock options.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. The compensation committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the compensation committee determines that doing so is in our best interests.

Potential Payments upon Termination or Change in Control

We have entered into employment agreements with each of our named executive officers that set forth such officers’ initial base salary and additional benefits in connection with certain employment termination events or upon a change in control of SCOLR Pharma. Each officer is an “at will” employee and may terminate employment with us at any time. Similarly, we can terminate any such officer’s employment at any time, with or without cause. In the event that, prior to a change in control, we terminate such officer’s employment other than for cause or if such officer resigns for good reason, as such terms are defined in the employment agreements he is entitled to receive certain benefits.

Mr. Turner is entitled to severance benefits if we terminate his employment “without cause,” or if Mr. Turner resigns for “good reason.” The severance benefits include a lump sum payment equal to 87.5% of his then current base salary, a bonus payment equal to 35% of such base salary, accelerated vesting of any unvested stock options, and continued medical coverage at our expense for up to one year. Mr. Turner’s stock options will fully vest and become immediately exercisable in the event of a change in control.

Mr. Levy is entitled to severance benefits if we terminate his employment “without cause,” or if Mr. Levy resigns for “good reason.” The severance benefits include a lump sum payment equal to 87.5% of his then current base salary, a bonus payment equal to 35% of such base salary, accelerated vesting of any unvested stock options, and continued medical coverage at our expense for up to one year. Mr. Levy’s stock options will fully vest and become immediately exercisable in the event of a change in control.

Assuming the employment of our named executive officers was to have been terminated involuntarily or terminated for good reason on December 31, 2009, in connection with or within twelve months of a change in control, they would have been entitled to payments in the amounts set forth opposite their name in the following table:

Executive Officer	Lump Sum Payment ($)	Health Benefits ($)	Acceleration of Stock Options Vesting ($)
Stephen J. Turner	324,751	17,000	0
Richard M. Levy	277,830	17,000	0

Termination for Cause

We are not obligated to make any cash payment to these executives if their employment is terminated by us for cause or by the executive without good reason as such terms are defined in the employment agreements.

Equity Acceleration

Our 2004 Equity Incentive Plan and the award agreements under the plan provide for accelerated vesting of unvested awards in connection with certain involuntary terminations. The plan also provides that, in the event of a change in control, any options which are neither assumed or substituted for by the acquirer in connection with the change in control, nor exercised as of the date of the change in control, shall terminate and cease to be outstanding effective as of the date of the change in control. However, our board of directors may, in its discretion, provide in any option award agreement that, in the event of a change in control, the vesting of the option will accelerate upon such circumstances and to such extent as specified in such award agreement.

280G Tax Adjustment

If any payment or benefit received or to be received by Messrs. Levy or Turner under their respective employment agreements would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, then he may elect to reduce the amounts payable to him in order to avoid any payment which would be nondeductible by us under Section 280G.

Release of Claims

As a condition to each executive’s entitlement to receive the cash severance payments referenced in the tables above, the executive is required to execute a release of claims against SCOLR Pharma.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its other highly compensated executive officers. The compensation committee established a Section 162 subcommittee which is comprised solely of outside directors (Mr. Caudill, Mr. Pines and Mr. Lucas for 2009) for purposes of Section 162(m) of the Internal Revenue Code as amended. The subcommittee was authorized to approve compensation arrangements for our highly compensated officers, as well as approve stock option grants to executive officers and directors. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Section 162(m) subcommittee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to our executive officers in a manner that is intended to avoid disallowance under Section 162(m).

Director Compensation

Effective for the first quarter of 2009, our board of directors, based on competitive data, determined the cash and equity compensation structure as set forth below to be paid to members of the board of directors and committees of the board of directors who are not employees:

•	each non-employee director (who does not serve as chairman of the board) receives an annual retainer of $25,000 and an annual stock option grant for 17,500 shares of our common stock;

•	the chairman of the board receives an annual retainer of $35,000 and an annual stock option grant for 22,500 shares of our common stock;

•	the chairman of the audit committee receives an additional annual retainer of $5,000; and,

•	each non-employee director is reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at board and committee meetings.

Effective April, 1, 2009, our board of directors reduced the cash component of the amount paid to members of the board of directors and committees of the board of directors who are not employees as follows:

Director	Fees Earned or Paid in Cash ($)
Non-employee director	$20,000
Chairman of the Board	30,000
Director who is also an employee	—

Each new non-employee director receives a pro-rated annual cash retainer and annual stock option grant upon commencement of service on the board. The cash retainers to board members are paid on a quarterly basis in arrears. In the case of continuing directors, the stock option awards are automatically granted on the date of the annual stockholder meeting each year, with all such stock option grants having an exercise price equal to the closing price per share of our common stock as reported on the NYSE Amex Exchange on the last trading day prior to the date of grant. The stock options shall become exercisable in twelve equal monthly installments following the date of grant if such person is still serving as a director at such time. In the event of a change in control, each outstanding non-employee director option will become immediately vested and exercisable in full.

The following table illustrates the total compensation for board service received by our directors for service during 2009:

Director	Fees Earned or Paid in Cash ($)	Stock Option Awards (#)	Value of Option Awards ($) (1)	Total Compensation for Board Service ($)
Non-employee director	$21,250	17,500	$5,488	$26,738
Chairman of the Board	31,250	22,500	7,056	38,306
Director who is also an employee	—	—	—	—

(1)	Based on grant date fair value as of June 11, 2009 computed in accordance with FASB ASC Topic 718.

New non-employee directors receive an initial grant of stock options exercisable for 32,500 shares of our common stock upon commencement of service on the board. These stock options become exercisable in 36 equal monthly installments following the date of grant if such person is still serving as a director at such time. Each new non-employee director continues to receive an annual stock option grant for 17,500 shares of our common stock upon commencement of service on the board, pro-rated and exercisable in equal monthly installments for the number of months remaining until our next annual meeting if such person is still serving as a director at that time. The stock options have an exercise price equal to the closing price per share of our common stock as reported on the NYSE Amex Equities Exchange on the last trading day prior to the date of grant.

Director Compensation Table

The following table sets forth information concerning the compensation earned during fiscal 2009 by each individual who served as a non-employee director at any time during the fiscal year:

Director Compensation Table

Name	Fees Earned or Paid in Cash (1) ($)		Option Awards (2) ($)	Option Awards (#) (6)	All Other Compensation ($)		Total ($)
Randall L-W. Caudill	$21,250		$5,488	17,500	$—		$26,738
Dr. Reza Fassihi (4)	6,250		—	—	32,250	(5)	38,500
Herbert L. Lucas, Jr.	21,250		5,488	17,500	—		26,738
Dr. Bruce S. Morra	6,667	(3)	—	—	1,122,316	(3)	1,128,983
Wayne L. Pines	21,250		5,488	17,500	10,000	(5)	26,738
Dr. Jeffrey B. Reich	21,250		5,488	17,500	—		26,738
Gregory Weaver (4)	7,500		—	—	—		7,500
Michael N. Taglich	31,250		7,056	22,500	—		38,306

(1)	Reflects fees earned and paid in 2009.
(2)	The grant date fair value for stock options was developed using the Black-Scholes option pricing model in accordance with FASB ASC Topic 718. The grant date fair values were developed solely for the purpose of comparative disclosure in accordance with Securities and Exchange rules using the same valuation model and assumptions as applied for purposes of our financial statements for the year ended December 31, 2009 and are not intended to predict future performance or future prices of our stock. The ultimate values of these stock options will depend on our future performance and the future market price of our common stock and cannot be forecast with reasonable accuracy.

(3)	Dr. Morra was elected to our board of directors in June 2008. On January 30, 2009, Dr. Morra became our President and Chief Executive Officer (“CEO”) and he held that position until his resignation on August 28, 2009. After his resignation Dr. Morra continued to serve on our board of directors. Dr. Morra did not receive any fees for service as a member of our board of directors while serving as our CEO. The amount of All Other Compensation represents total compensation paid to Dr. Morra while serving as CEO. See the 2009 Summary Compensation Table for details of compensation paid to Dr. Morra while serving as CEO.
(4)	Dr. Fassihi and Mr. Weaver resigned from the board effective March 31, 2009.
(5)	Reflects payment of consulting fees.
(6)	The following table sets forth the aggregate number of director option awards outstanding at fiscal year end December 31, 2009:

Name	Option Awards Outstanding (#)
Randall L-W. Caudill	154,926
Dr. Reza Fassihi (4)	86,875
Herbert L. Lucas, Jr.	281,176
Dr. Bruce S. Morra	564,583
Wayne L. Pines	112,426
Dr. Jeffrey B. Reich	104,167
Gregory Weaver (4)	40,139
Michael N. Taglich	201,801

Total Outstanding	1,546,093

RELATED PERSON TRANSACTIONS

Procedures for Approval of Related Person Transactions

Pursuant to our code of business conduct and ethics, our directors, officers and employees are encouraged to avoid situations in which their personal, family or financial interests conflict or even appear to conflict with those of SCOLR Pharma, Inc. Our audit committee charter provides that the audit committee shall review and approve any related-party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties.

Related Person Transactions

There were no material transactions with related persons during the fiscal years ended December 31, 2009 and 2008.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT

The following table sets forth, as of April 1, 2010, certain information regarding the beneficial ownership of SCOLR Pharma common stock by:

•	each shareholder known by us to be the beneficial owner of 5% or more of our common stock;

•	each director and nominee for our board of directors;

•	each executive officer for whom compensation information is given in the Summary Compensation Table in this proxy statement; and,

•	all of our directors and executive officers as a group.

To our knowledge, except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Common Stock(2)
Randall L-W. Caudill	169,941	*
Herbert L. Lucas, Jr.	977,113	2.35%
Dr. Bruce S. Morra	776,159	1.85%
Wayne L. Pines	112,967	*
Dr. Jeffrey B. Reich	123,194	*
Michael N. Taglich(3)	654,711	1.58%
Richard M. Levy	910,113	2.16%
Stephen J. Turner	985,816	2.33%
Alan M. Mitchel	835,397	1.99%
All directors and executive officers as a group (9 persons)	5,545,411	12.26%

*	Less than 1%.

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock shown as beneficially owned by the persons named in this table includes common stock underlying options and warrants exercisable within 60 days of April 1, 2010 as follows:

Name of Beneficial Owner	Number of Options/Warrants
Randall L-W. Caudill	153,467
Herbert L. Lucas, Jr.	264,717
Dr. Bruce S. Morra	561,874
Wayne L. Pines	110,967
Dr. Jeffrey B. Reich	98,194
Michael N. Taglich (3)	199,926
Richard M. Levy	831,513
Stephen J. Turner	940,316
Alan M. Mitchel	762,397

(2)	The percentage of common stock is calculated on the basis of 41,312,555 shares of common stock outstanding as of April 1, 2010, except that shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days of April 1, 2010, are deemed outstanding for computing the percentage ownership of the person holding the options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.
(3)	Michael N. Taglich is the General Partner of a partnership that beneficially owns 40,000 shares of common stock. Mr. Taglich disclaims beneficial ownership of the common stock owned by such partnership except to the extent of his pecuniary interest therein. Also includes beneficial ownership of warrants to purchase 7,000 shares of common stock held by Taglich Brothers, Inc. Michael N. Taglich is a stockholder and executive officer of Taglich Brothers, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by SEC regulations to furnish with us copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such reports furnished to us and written representations by certain reporting persons regarding their compliance with the applicable reporting requirements we believe that, during fiscal 2009, all Section 16(a) filing requirements were complied with.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2011 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than December 30, 2010. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal, addressed to the Secretary at our principal executive offices, not less than seventy-five (75) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event less than ninety (90) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice must be so received by the Secretary not later than the close of business on the fifteenth (15th) day following the day on which such notice of meeting was mailed or such public disclosure was made, whichever occurs first.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the board of directors knows of no other business that will be conducted at the 2010 annual meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

Our 2009 annual report (which is not a part of our proxy soliciting materials) is being mailed to stockholders with this proxy statement. Our Annual Report on Form 10-K for fiscal 2009 and the exhibits filed with it are available on our website at www.scolr.com/financial.html. Upon request by any stockholder to the following address, a copy of the Annual Report on Form 10-K, without exhibits, will be furnished without charge, and a copy of any or all exhibits will be furnished for a fee which will not exceed our reasonable expenses in furnishing the exhibits:

Investor Relations

SCOLR Pharma, Inc.

19204 North Creek Parkway

Suite 100

Bothell, Washington 98011

(425) 368-1050

By Order of the Board of Directors

Stephen J. Turner

President and Chief Executive Officer

April 26, 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, AR / Form 10-K is/are available at www.proxyvote.com.

SCOLR PHARMA, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Stephen J. Turner and Rick M. Levy, and each of them, with full power of substitution, as proxies to represent and vote as designated in this proxy any and all of the shares of common stock of SCOLR Pharma, Inc., held of record by the name of the undersigned on the Company’s books on April 13, 2010, at the Annual Meeting of Stockholders of SCOLR Pharma, Inc. to be held in Bothell, WA at 3:00 p.m. on June 10, 2010, and any continuation or adjournment thereof, with all powers the undersigned would possess if personally present at the meeting.

The undersigned hereby directs and authorizes said proxies, and each of them, or their substitute or substitutes, to vote as specified with respect to the proposals listed below, or, if no specification is made, to vote in favor thereof.

The undersigned hereby further confers upon said proxies, and each of them, or their substitute or substitutes, discretionary authority to vote with respect to all other matters which may properly come before the meeting or any continuation or adjournment thereof.

Continued and to be signed on reverse side

SCOLAR PHARMA, INC. 19204 NORTH CREEK PARKWAY SUIT 100 BOTHELL, WA 98011	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
		☐	☐	☐
1.	Election of Directors
Nominees

01	Marylou W. Arnett	02 Carl J. Johnson 03 Herbert L. Lucas, Jr. 04 Wayne L. Pines 05 Jeffrey B. Reich
06	Michael N. Taglich
The Board of Directors recommends you vote FOR the following proposal(s):					For	Against	Abstain
2	COMPANY PROPOSAL TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2010.				☐	☐	☐
NOTE: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.
		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date